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                             Washington Mutual, Inc.
                (Names of Registrant as Specified in Its Charter)



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Media Contact:    Washington Mutual
                           Bill Ehrlich
                           1-800-228-9268
                           Gavin Anderson & Company
                           Hollis Rafkin-Sax
                           212-373-0231

Investor Contact: Washington Mutual
                           JoAnn DeGrande
                           206-461-3186

                                                                June 4, 1997
                                                        FOR IMMEDIATE RELEASE

                  WASHINGTON MUTUAL APPLAUDS AHMANSON DECISION

     SEATTLE -- Washington Mutual, Inc. (Nasdaq: WAMU) today issued the following statement in response to the announcement by H.F. Ahmanson & Company (NYSE: AHM) that it has withdrawn its unsolicited offer for Great Western Financial Corporation (NYSE: GWF) and will terminate all related pending litigation and shareholder solicitations.

     "We are pleased that Ahmanson has chosen to end its attempt to acquire Great Western," said Kerry Killinger, Washington Mutual's chairman, president and chief executive officer. "We are confident that shareholders will recognize the benefits of our merger when they vote on the transaction on June 13.

     "The Washington Mutual/Great Western combination will create one of the nation's leading financial services companies and a leading West Coast consumer banking franchise. In addition, our company will have a strong presence in the Southeastern U.S. As a result, Washington Mutual will be in an even stronger position to deliver long-term value to our shareholders, employees, customers and communities.

     "We will accelerate our efforts to work toward a smooth and efficient integration. As previously stated, Washington Mutual anticipates that the merger could be completed as soon as late June or early July, following the receipt of necessary shareholder and regulatory approvals."

                                     -more-



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                                       -2-

     With a history  dating  back to 1889,  Washington  Mutual is a  diversified financial services company focusing on families and small and mid-sized businesses. As of March 31, 1997, Washington Mutual and its subsidiaries had consolidated assets of $46.1 billion and operated more than 550 offices in Washington, California, Oregon, Idaho, Utah, Montana, Arizona, Colorado and Nevada. The company's subsidiaries provide consumer and commercial banking, full-service securities brokerage, mutual fund management and insurance underwriting.

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